                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

      Filed by the registrant [X]

      Filed by a party other than the registrant [ ]

      Check the appropriate box:

      [ ] Preliminary proxy statement     [ ] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

      [X] Definitive proxy statement

      [ ] Definitive additional materials

      [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                Idex Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                Idex Corporation
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

      [X] No fee required.

      [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

      (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

      (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

      (5) Total fee paid:
--------------------------------------------------------------------------------

      [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:
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      (2) Form, schedule or registration statement no.:
--------------------------------------------------------------------------------

      (3) Filing party:

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      (4) Date filed:

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

--------------------------------------------------------------------------------

                                  [IDEX LOGO]
                                IDEX CORPORATION

                           NOTICE AND PROXY STATEMENT

                                      FOR

                        THE ANNUAL SHAREHOLDERS' MEETING

                                   TO BE HELD

                            TUESDAY, MARCH 23, 1999

                             YOUR VOTE IS IMPORTANT

       Please mark, date and sign the enclosed proxy card and promptly return it to the Company in the enclosed envelope.

                                IDEX CORPORATION
                           630 DUNDEE ROAD, SUITE 400
                           NORTHBROOK, ILLINOIS 60062
                       ---------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD TUESDAY, MARCH 23, 1999
                       ---------------------------------

DEAR IDEX SHAREHOLDER:

      IDEX Corporation cordially invites you to attend its Annual Meeting of Shareholders to be held on Tuesday, March 23, 1999, at Bank of America NT & SA, Shareholders Room, 21st Floor, 231 South LaSalle Street, Chicago, Illinois 60697. The meeting will begin at 10:00 a.m., Central Standard Time.

      At the meeting shareholders will (a) elect three directors for a term of three years, (b) vote on the recommendation of the Board of Directors that Deloitte & Touche LLP be appointed auditors of the Company for 1999 and (c) transact such other business as may properly come before the meeting. The Board of Directors fixed the close of business on February 3, 1999, as the record date for the determination of shareholders owning the Company's Common Stock entitled to notice of and to vote at the Annual Meeting.

      Enclosed is a copy of the Company's 1998 Annual Report. The Annual Report describes the results of our operations during 1998 and provides other information about the Company which will be of interest.

      Also enclosed is a Proxy Statement which provides information concerning the persons nominated by the Board of Directors for election as directors and other matters to be considered at the meeting, and a proxy card which provides you with a convenient means to vote on such matters. All you need to do is mark the proxy card to indicate your vote, sign and date it, and return it to the Company in the enclosed envelope. Even if you expect to attend the meeting, the Company requests that you return the completed proxy card as soon as conveniently possible. If you attend the meeting in person, you will be able to vote your shares even if you have submitted a completed proxy card. If you desire to vote to elect each of the Company's nominees as directors, for the appointment of Deloitte & Touche LLP as auditors of the Company for 1999, and in the discretion of the proxy holders as to any other business which may properly come before the meeting, then you need not mark your votes on the proxy card, but need only sign and date it, and return it to the Company.

      Management sincerely appreciates your support. We hope to see you at the Annual Meeting.

                                           By Order of the Board of Directors,

                                                     FRANK J. NOTARO
                                            Vice President -- General Counsel
                                                      and Secretary

February 5, 1999
Northbrook, Illinois

                                IDEX CORPORATION
                           630 DUNDEE ROAD, SUITE 400
                           NORTHBROOK, ILLINOIS 60062

                      ------------------------------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 23, 1999
                      ------------------------------------

      The Company has prepared this Proxy Statement in connection with the solicitation by the Company's Board of Directors of proxies for the Annual Meeting of Shareholders of IDEX Corporation to be held on Tuesday, March 23, 1999, at 10:00 a.m., Central Standard Time, at the Shareholders Room of Bank of America NT & SA, 231 South LaSalle Street, Chicago, Illinois 60697. At the Annual Meeting shareholders will (a) elect three directors for a term of three years, (b) vote on the recommendation of the Board of Directors that Deloitte & Touche LLP be appointed auditors of the Company for 1999 and (c) transact such other business as may properly come before the meeting. This Proxy Statement provides information concerning the persons nominated by the Board of Directors for election as directors and other matters to be voted upon, as well as other information concerning the Company. The Company will bear the costs of preparing and mailing this Proxy Statement, and other costs of the proxy solicitation made by the Company's Board of Directors. Certain of the Company's officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors' recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone and facsimile transmission. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms and others for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has engaged Morrow & Co. to assist in proxy solicitation and collection, and has agreed to pay such firm $4,500, plus out-of-pocket costs and expenses. The Company commenced distribution of this Proxy Statement and the materials which accompany it on February 5, 1999.

                             VOTING AT THE MEETING

      The record of shareholders entitled to notice of and to vote at the Annual Meeting was taken as of the close of business on February 3, 1999, and each shareholder will be entitled to vote at the meeting any shares of IDEX Common Stock held of record at that date. An aggregate of 29,463,390 shares of the Company's Common Stock was outstanding at the close of business on February 3, 1999. Each share entitles its holder of record to one vote on each matter upon which votes are taken at the Annual Meeting. No other securities are entitled to be voted at the Annual Meeting.

      The Company requests that you mark the accompanying proxy card to indicate your votes, sign and date it, and return it to the Company in the enclosed envelope. If your completed proxy card is received prior to or at the meeting, your shares will be voted in accordance with your voting instructions. If you sign and return your proxy card but do not give voting instructions, your shares will be voted FOR the election of each of the Company's nominees as directors, FOR the appointment of Deloitte & Touche LLP as auditors of the Company for 1999, and in the discretion of the proxy holders as to any other business which may properly come before the meeting. Any proxy solicited hereby may be revoked by the person or persons giving it at any time before it has been exercised at the Annual Meeting by giving notice of revocation to the Company in writing at the meeting. The Company requests that all such written notices of revocation to the Company be addressed to Frank J. Notaro, Vice President--General Counsel and Secretary, IDEX Corporation, 630 Dundee Road, Suite 400, Northbrook, IL 60062.

      A quorum of shareholders is necessary to take action at the Annual Meeting. A majority of outstanding shares of Common Stock of the Company present in person or represented by proxy will constitute a quorum. The Company will appoint election inspectors for the meeting to determine whether or not a quorum is present, and to tabulate votes cast by proxy or in person at the Annual Meeting. Under certain circumstances, a broker or other nominee may have discretionary authority to vote certain shares of Common Stock if instructions have not been received from the beneficial owner or other person entitled to vote. The election inspectors will treat directions to withhold authority, abstentions and broker non-votes (which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal, because such broker or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) as present and entitled to vote for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. The election of directors requires a plurality vote, and the approval of the appointment of Deloitte & Touche LLP as auditors of the Company for 1999 requires a majority vote, of the shares of Common Stock of the Company present in person or represented by proxy at the meeting. Directions to withhold authority will have no effect on the election of directors, because directors are elected by a plurality of votes cast. Abstentions will be treated as shares voted against approval of the appointment of Deloitte & Touche LLP as auditors of the Company for 1999. Broker non-votes with respect to a particular proposal will have no effect on such proposal because they are not considered as present and entitled to vote with respect to that matter.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

      The Company's Restated Certificate of Incorporation, as amended, provides for a three-class Board, with one class being elected each year for a term of three years. The Board of Directors currently consists of ten members, three of whom are Class I directors whose terms will expire at this year's Annual Meeting, three of whom are Class II directors whose terms will expire at the Annual Meeting to be held in 2000, and four of whom are Class III directors whose terms will expire at the Annual Meeting to be held in 2001.

      The Company's Board of Directors has nominated three persons for election as Class I directors to serve for a three-year term expiring in 2002, upon the election and qualification of their successors. The three nominees of the Board of Directors are Donald N. Boyce, Richard E. Heath and Henry R. Kravis, each of whom is currently serving as a director of the Company. The nominees and the directors serving in Class II and Class III whose terms expire in future years are listed below with brief statements setting forth their present principal occupations and other information, including directorships in other public companies.

      If for any reason any of the nominees for a Class I directorship is unavailable to serve, proxies solicited hereby may be voted for a substitute. The Board, however, expects all of the nominees to be available.

             THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                THE THREE NOMINEES IN CLASS I IDENTIFIED BELOW.

CLASS I: NOMINEES FOR THREE-YEAR TERM

DONALD N. BOYCE                                              Director since 1988
Chairman of the Board and Chief Executive Officer                         Age 60
IDEX Corporation

      Mr. Boyce was elected Chairman of the Board, President and Chief Executive Officer of the Company on January 22, 1988, the date of the Company's acquisition of its six original operating subsidiaries from Houdaille Industries, Inc. On January 1, 1998, Mr. Hansen assumed the title of President from Mr. Boyce with Mr. Boyce remaining as Chairman of the Board and Chief Executive Officer. In connection with Mr. Boyce's planned retirement on March 31, 1999, the Board of Directors named Mr. Hansen to serve as Chief Executive Officer effective April 1, 1999 with Mr. Boyce remaining as Chairman of the Board. Mr. Boyce is the Chairman of the Executive Committee and a member of the Pension and Retirement Committee of the Board of Directors. He is a director of United Dominion Industries, Ltd. and Walter Industries, Inc.

RICHARD E. HEATH                                             Director since 1989
Senior Partner                                                            Age 68
Hodgson, Russ, Andrews, Woods & Goodyear, LLP

      Mr. Heath has been a director of the Company since June 9, 1989. Mr. Heath has been a senior partner of the law firm Hodgson, Russ, Andrews, Woods & Goodyear since prior to 1994.

HENRY R. KRAVIS                                              Director since 1988
Member                                                                    Age 55
Kohlberg Kravis Roberts & Co., L.L.C.

      Mr. Kravis has been a director of the Company since January 22, 1988. Since January 1996, he has been a managing member of Kohlberg Kravis Roberts & Co., L.L.C., a limited liability company which acts as the general partner of Kohlberg Kravis Roberts & Co., L.P. Mr. Kravis is a general partner of KKR Associates, L.P. and was a general partner of Kohlberg Kravis Roberts & Co., L.P. from prior to 1994 to December 1995. Mr. Kravis is a director of Accuride Corporation, Amphenol Corporation, Borden, Inc., Bruno's, Inc., The Boyds Collection, Ltd., Evenflo Company, Inc., The Gillette Company, KinderCare Learning Centers, Inc., KSL Recreation Corporation, Newsquest, plc, Owens-Illinois, Inc., PRIMEDIA, Inc., Randall's Food Markets, Inc., Regal Cinemas, Inc., RELTEC Corporation, Safeway, Inc., Sotheby's Holdings, Inc. and Spalding Holdings Corporation. Mr. Kravis and Mr. Roberts are first cousins.

CLASS II: THREE-YEAR TERM EXPIRES IN 2000

WILLIAM H. LUERS                                             Director since 1989
Chairman, Chief Executive Officer and President                           Age 69
United Nations Association

      Mr. Luers has been a director of the Company since June 2, 1989. Since February 1, 1999, Mr. Luers has been Chairman, Chief Executive Officer and President of the United Nations Association of the United States of America. From prior to 1994 until January 31, 1999, Mr. Luers was President of The Metropolitan Museum of Art in New York, New York. Mr. Luers is the Chairman of the Compensation Committee and a member of the Audit Committee of the Board of Directors.

GEORGE R. ROBERTS                                            Director since 1988
Member                                                                    Age 55
Kohlberg Kravis Roberts & Co., L.L.C.

      Mr. Roberts has been a director of the Company since January 22, 1988. Since January 1996, he has been a managing member of Kohlberg Kravis Roberts & Co., L.L.C., a limited liability company which acts as the general partner of Kohlberg Kravis Roberts & Co., L.P. He is a general partner of KKR Associates, L.P. and was a general partner of Kohlberg Kravis Roberts & Co., L.P. from prior to 1994 to December 1995. Mr. Roberts is a director of Accuride Corporation, Amphenol Corporation, Borden, Inc., Bruno's, Inc., The Boyds Collection, Ltd., Evenflo Company, Inc., KinderCare Learning Centers, Inc., KSL Recreation Corporation, Owens-Illinois, Inc., PRIMEDIA, Inc., Randall's Food Markets, Inc., Regal Cinemas, Inc., RELTEC Corporation, Safeway, Inc., and Spalding Holdings Corporation. Mr. Roberts and Mr. Kravis are first cousins.

MICHAEL T. TOKARZ                                            Director since 1987
Member                                                                    Age 49
Kohlberg Kravis Roberts & Co., L.L.C.

      Mr. Tokarz has been a director of the Company since its organization in September 1987. Since January 1996, he has been a member of Kohlberg Kravis Roberts & Co., L.L.C., a limited liability company which acts as the general partner of Kohlberg Kravis Roberts & Co., L.P. He has been a general partner of KKR Associates, L.P. since prior to 1994 and was a general partner of Kohlberg Kravis Roberts & Co., L.P. from prior to 1994 to December 1995. Mr. Tokarz is a director of Evenflo Company, Inc., KAMAZ, Inc., KSL Recreation Corporation, PRIMEDIA, Inc., Spalding Holdings Corporation and Walter Industries, Inc. Mr. Tokarz is a member of the Executive Committee of the Board of Directors.

CLASS III: THREE-YEAR TERM EXPIRES IN 2001

FRANK J. HANSEN                                              Director since 1998
President and Chief Operating Officer                                     Age 57
IDEX Corporation

      Mr. Hansen was appointed President and Chief Operating Officer and a director of the Company by the Board of Directors on January 1, 1998. In connection with Mr. Boyce's planned retirement on March 31, 1999, the Board of Directors named Mr. Hansen to serve as Chief Executive Officer effective April 1, 1999. Previously, Mr. Hansen served as Senior Vice President -- Operations and Chief Operating Officer from August 1994 to December 1997. Mr. Hansen was a Vice President -- Group Executive of the Company from January 1993 to July 1994. From 1989 to July 1994, Mr. Hansen was President of Viking Pump. Mr. Hansen is a member of the Pension and Retirement Committee of the Board of Directors. He is a director of Gardner Denver, Inc.

PAUL E. RAETHER                                              Director since 1988
Member                                                                    Age 52
Kohlberg Kravis Roberts & Co., L.L.C.

      Mr. Raether has been a director of the Company since January 22, 1988. Since January 1996, he has been a member of Kohlberg Kravis Roberts & Co., L.L.C., a limited liability company which acts as the general partner of Kohlberg Kravis Roberts & Co., L.P. Mr. Raether has been a general partner of KKR Associates, L.P. since prior to 1994 and was a general partner of Kohlberg Kravis Roberts & Co., L.P. from prior to 1994 to December 1995. Mr. Raether is a director of Bruno's, Inc., KSL Recreation Corporation and Randall's Food Markets, Inc.

CLIFTON S. ROBBINS                                           Director since 1987
Member                                                                    Age 40
Kohlberg Kravis Roberts & Co., L.L.C.

      Mr. Robbins has been a director of the Company since its organization in September 1987. Since January 1996, he has been a member of Kohlberg Kravis Roberts & Co., L.L.C., a limited liability company which acts as the general partner of Kohlberg Kravis Roberts & Co., L.P. He has been a general partner of KKR Associates, L.P. since December 1994 and was a general partner of Kohlberg Kravis Roberts & Co., L.P. from December 1994 to December 1995. From prior to 1994 to December 1994, he was an executive of Kohlberg Kravis Roberts & Co., L.P. and a limited partner of KKR Associates, L.P. Mr. Robbins is a director of AEP Industries, Inc., Borden, Inc., KinderCare Learning Centers, Inc., Newsquest, plc and Regal Cinemas, Inc. Mr. Robbins is a member of the Executive Committee of the Board of Directors.

NEIL A. SPRINGER                                             Director since 1990
Managing Director                                                         Age 60
Springer Souder & Associates, L.L.C.

      Mr. Springer has been a director of the Company since February 27, 1990. He has been Managing Director of Springer Souder & Associates, L.L.C. since June 1994. From September 1992 to June 1994 he was Senior Vice President of Slayton International, Inc. Mr. Springer is a director of CUNA Mutual Insurance Group, Dorsey Trailer, Inc. and Freightways Corporation. Mr. Springer is the Chairman of the Audit Committee and a member of the Compensation Committee and Executive Committee of the Board of Directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

      The Board of Directors has the ultimate authority for the management of the Company's business. The Board selects the Company's executive officers, delegates responsibilities for the conduct of the Company's operations to those officers, and monitors their performance. The Board of Directors held nine meetings during 1998.

      Important functions of the Board of Directors are performed by committees comprised of members of the Board. Subject to applicable provisions of the Company's By-Laws, the Board as a whole appoints the members of each committee each year at its first meeting following the annual shareholders' meeting. The Board may, at any time, appoint or remove committee members or change the authority or responsibility delegated to any committee. There are four regularly constituted committees of the Board of Directors: the Executive Committee, the Audit Committee, the Compensation Committee, and the Pension and Retirement Committee. The Company does not have a nominating committee or any regularly constituted committee performing the functions of such a committee.

      The Executive Committee is empowered to exercise the authority of the Board of Directors in the management of the Company between meetings of the Board of Directors, except that the Executive Committee may not fill vacancies on the Board, amend the Company's By-Laws or exercise certain other powers reserved to the Board or delegated to other Board committees. During 1998, the Executive Committee held one meeting.

      The Audit Committee recommends to the Board of Directors the firm of independent public accountants to audit the Company's financial statements each fiscal year, reviews with the independent auditors the general scope of this service, reviews the nature and extent of the non-audit services to be performed by the independent auditors, and consults with management on the activities of the Company's independent auditors and the Company's system of internal control. During 1998, the Audit Committee held two meetings.

      The Compensation Committee makes recommendations to the Board of Directors with respect to the compensation to be paid and benefits to be provided to directors, officers and employees of the Company. During 1998, the Compensation Committee held six meetings.

      The Pension and Retirement Committee makes recommendations to the Board of Directors with respect to the adoption or amendment of the Company's pension and retirement plans and reports to the Board with respect to the operation of such plans. During 1998, the Pension and Retirement Committee held four meetings.

      During 1998, each member of the Board of Directors attended more than 75% of the aggregate number of meetings of the Board of Directors and of committees of the Board of which he was a member, except for Messrs. Kravis, Robbins and Roberts.

CERTAIN INTERESTS

      Mr. Heath is a senior partner of the law firm of Hodgson, Russ, Andrews, Woods & Goodyear, LLP. Such firm is counsel to the Company on certain matters.

COMPENSATION OF DIRECTORS

      Non-management directors of the Company receive an annual fee for their services of $30,000. Under the Amended and Restated IDEX Corporation Directors Deferred Compensation Plan, directors are permitted to defer their compensation into an Interest-Bearing Account or into a Deferred Compensation Units Account as of the date that such compensation would otherwise be payable.

      The deferred compensation credited to the Interest-Bearing Account is adjusted on a quarterly basis with hypothetical earnings for the quarter equal to rates on U. S. government securities with 10 year maturities as of December 1 of the calendar year preceding the quarter for which the earnings were credited, plus 200 basis points. Amounts credited to the Interest-Bearing Account are compounded at least annually. The deferred compensation credited to the Deferred Compensation Units Account is converted into a number of Deferred Compensation Units by dividing the deferred compensation by the fair market value of the Company's Common Stock on the deferral date. In addition, the value of the dividends payable on shares of Common Stock are credited to the Deferred Compensation Units Account and converted into Deferred Compensation Units based on the number of Deferred Compensation Units on the dividend record date, and the fair market value of Common Stock on the dividend payment date.

      Outside directors receive non-qualified stock options pursuant to the IDEX Corporation Stock Option Plan for Outside Directors. Outside Directors are those individuals who are not (i) full-time employees of the Company or its subsidiaries or (ii) partners or full-time employees of either Kohlberg Kravis Roberts & Co., L.P. or KKR Associates, L.P. For so long as the plan remains effective, each person who becomes an outside director will receive an option to purchase 6,750 shares of Common Stock upon his or her appointment as director, and will receive an additional option to purchase 4,500 shares of Common Stock on each January 1 thereafter for so long as he or she continues to serve as director of the Company and the plan remains effective. The exercise price is specified in each option, and is equal to the fair market value of a share of Common Stock on the date the option is granted, as determined under the plan. Options to purchase up to 337,500 shares of Common Stock may be granted under the plan. If any option expires or is canceled without having been fully exercised, the shares covered thereby may be subject to the grant of new options.

      In the year ended December 31, 1998, each of Messrs. Heath, Luers and Springer received an option to purchase 4,500 shares of Common Stock. In addition, on January 1, 1999, each of Messrs. Heath, Luers and Springer received an option to purchase 4,500 shares of Common Stock and, on each January 1 hereafter, for so long as each continues to serve as a director of the Company and the plan remains effective, each will receive an option to purchase an additional 4,500 shares of Common Stock. The exercise price under the options granted to Messrs. Heath, Luers and Springer on January 1, 1998 and January 1, 1999 was $34.10 and $26.49, respectively. The per share closing market price of the Common Stock on January 1, 1998 and on January 1, 1999 was $34.87 and $24.50, respectively. The exercise price is based on the average closing price per share of Common Stock on the New York Stock Exchange during the 30-day period immediately preceding the date the option is granted. Upon the exercise of any option, the exercise price of the Common Stock must be paid in full in cash or shares of Common Stock as provided in the plan. No option may be granted during any period of suspension of the Plan, and in no event may any option be granted under the plan after February 26, 2000.

                       COMPENSATION OF EXECUTIVE OFFICERS

      In March 1998, the Board of Directors named Frank J. Notaro to the position of Vice President -- General Counsel and Secretary. In October 1998, in connection with the sale of the Company's Vibratech and Strippit business units, the resignation of Wade H. Roberts, Jr. as Vice President -- Group Executive, and the planned retirement of P. Peter Merkel, Jr., the Board of Directors named John L. McMurray Vice President -- Group Executive. Mr. McMurray serves as President of Viking Pump, Inc. and, in addition, has responsibilities for the Corken and Micropump business units. In December 1998, in connection with the planned retirement of Donald N. Boyce on March 31, 1999, the Board of Directors named Frank J. Hansen to serve as Chief Executive Officer effective April 1, 1999.

SUMMARY COMPENSATION TABLE

      The total compensation paid to the Company's five highest paid executive officers for services rendered to the Company in 1998, 1997 and 1996 is summarized as follows:

                                               ANNUAL COMPENSATION(1)             LONG-TERM COMPENSATION
                                           ------------------------------   -----------------------------------
                                                                                           SHARES
                                                                  OTHER     RESTRICTED   UNDERLYING   LONG-TERM
                                                                  ANNUAL      STOCK       OPTIONS     INCENTIVE      ALL OTHER
   NAME AND PRINCIPAL POSITION      YEAR    SALARY     BONUS     COMP.(2)     AWARDS      GRANTED      PAYOUTS    COMPENSATION(3)
   ---------------------------      ----    ------     -----     --------   ----------   ----------   ---------   ---------------
Donald N. Boyce...................  1998   $470,000   $414,000      $0          $0         42,000        $0           $3,640
  Chairman of the Board             1997    445,000    445,000       0           0         42,000         0            3,490
  and Chief Executive Officer       1996    420,000    404,000       0           0         41,850         0            3,450
Frank J. Hansen...................  1998    310,000    255,800       0           0         35,000         0            3,640
  President                         1997    210,800    176,500       0           0         30,000         0            3,490
  and Chief Operating Officer       1996    200,000    160,800       0           0         20,588         0            3,450
Wayne P. Sayatovic................  1998    209,000    149,500       0           0         24,000         0            3,640
  Senior Vice President -- Finance  1997    198,500    161,300       0           0         24,000         0            3,490
  and Chief Financial Officer       1996    189,000    147,500       0           0         16,875         0            3,450
David T. Windmuller(4)............  1998    200,000    136,400       0           0         18,000         0            3,640
  Vice President -- Operations
James R. Fluharty(5)..............  1998    185,000    127,900       0           0         12,500         0            3,640
  Vice President -- Corporate       1997    180,137    111,800       0           0         12,500         0            3,490
  Marketing and Group Executive

---------------
(1) Includes amounts earned in fiscal year, whether or not deferred.

(2) The value of perquisites provided to these individuals did not exceed the lesser of $50,000 or 10% of base salary plus bonus.

(3) Company matching contributions to Savings Plan individual accounts.

(4) Mr. Windmuller was appointed an executive officer of the Company in 1998.

(5) Mr. Fluharty was appointed an executive officer of the Company in 1997.

OPTION GRANTS IN 1998

      The following tables set forth certain information with respect to options granted to the Company's five highest paid executive officers in 1998.

                                                         INDIVIDUAL GRANTS
                                  ---------------------------------------------------------------         POTENTIAL REALIZABLE
                                  NUMBER OF          % OF TOTAL                                             VALUE AT ASSUMED
                                    SHARES            OPTIONS                                             RATES OF STOCK PRICE
                                  UNDERLYING          GRANTED                                            APPRECIATION FOR OPTION
                                   OPTIONS          TO EMPLOYEES        EXERCISE       EXPIRATION       -------------------------
             NAME                  GRANTED         IN FISCAL YEAR        PRICE            DATE             5%             10%
             ----                 ----------       --------------       --------       ----------          --             ---
Donald N. Boyce...............      42,000              7.1%            $34.875         03/24/08        $923,429       $2,344,366
Frank J. Hansen...............      35,000              5.9              34.875         03/24/08         769,524        1,953,639
Wayne P. Sayatovic............      24,000              4.1              34.875         03/24/08         527,674        1,339,638
David T. Windmuller...........      18,000              3.0              34.875         03/24/08         395,755        1,004,728
James R. Fluharty.............      12,500              2.1              34.875         03/24/08         274,830          697,728

OPTION EXERCISES AND YEAR-END VALUES

                                                                      NUMBER OF SHARES                 VALUE OF UNEXERCISED,
                                 NUMBER OF                         UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS
                                  SHARES                         OPTIONS AT FISCAL YEAR END            AT FISCAL YEAR END(1)
                                ACQUIRED ON       VALUE        ------------------------------      ------------------------------
            NAME                 EXERCISE        REALIZED      EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
            ----                -----------      --------      -----------      -------------      -----------      -------------
Donald N. Boyce.............           0         $      0        185,430           130,320         $1,523,741         $173,746
Frank J. Hansen.............       5,625          149,585         84,548            86,203            638,919           87,098
Wayne P. Sayatovic..........           0                0         77,025            65,475            620,211           71,509
David T. Windmuller.........           0                0         18,848            31,853            138,615           17,701
James R. Fluharty...........           0                0          4,300            25,200                  0                0

---------------
(1) Calculated using closing stock price on December 31, 1998 of $24.50.

PENSION AND RETIREMENT PLANS

      Certain employees of IDEX, including the executive officers and certain hourly employees, are covered under the IDEX Corporation Retirement Plan (the "Retirement Plan"). The Company and the other sponsoring subsidiaries are required to make an annual contribution to the Retirement Plan in such amounts as are actuarially required to fund the benefits of the participants. The Retirement Plan is an ongoing "career average" plan that provides a level of benefit based on a participant's compensation for a year, historically with periodic updates to average compensation over a fixed five-year period. Under the Retirement Plan, participants are entitled to receive an annual benefit on retirement equal to the sum of the benefit earned through 1995 using the five-year average compensation of a participant through 1995, plus the benefit earned under the current formula for each year of employment after 1995. For each year of participation through 1995, a participant earns a benefit equal to 1.25% of the first $16,800 of such average compensation through 1995, and 1.65% of such compensation in excess of $16,800. Beginning January 1, 1996, the benefit earned equals the sum of 1.6% of the first $16,800 of each year's total compensation, and 2.0% for such compensation in excess of $16,800 for each full year of service credited after 1995. As required by law, compensation counted for purposes of determining this benefit is limited.

For all participants in the Retirement Plan, the normal form of retirement benefit is payable in the form of a life annuity with five years of payments guaranteed. Other optional forms of benefits are available.

      As of December 31, 1998, the total accrued monthly benefit under the Retirement Plan for Messrs. Boyce, Hansen, Sayatovic, Windmuller and Fluharty was $3,204, $4,898, $3,677, $2,686 and $1,590, respectively. Assuming projected earnings in 1999 of $910,000, $668,300, $369,500, $346,400 and $321,900 for
Messrs. Boyce, Hansen, Sayatovic, Windmuller and Fluharty, respectively, and that such earnings remain level until each person reaches age 65, the projected monthly benefit for Messrs. Boyce, Hansen, Sayatovic, Windmuller and Fluharty under the Retirement Plan would be $4,357, $6,908, $6,853, $8,908 and $4,201, respectively, upon retirement at age 65.

      Pursuant to the Company's Supplemental Executive Retirement Plan (the "SERP"), employees of the Company are entitled to retirement benefits to compensate for any reduction in benefits under the Retirement Plan arising from the maximum benefit limitations under Sections 401 and 415 of the Internal Revenue Code of 1986, as amended. Based on the above assumptions, the projected monthly benefit at age 65 for Messrs. Boyce, Hansen, Sayatovic, Windmuller and Fluharty under the Company's SERP would be $33,805, $10,503, $10,426, $8,203 and $3,072, respectively.

EXECUTIVE EMPLOYMENT AGREEMENTS

      The Company has entered into employment agreements with Messrs. Boyce, Hansen and Sayatovic. The terms of these agreements are summarized below.

      The employment agreement with Mr. Boyce became effective upon the termination of his employment with Houdaille Industries, Inc. on August 31, 1988. The agreement was most recently amended in December 1998 to reflect Mr. Boyce's planned retirement on March 31, 1999. The agreement provides for a term ending March 31, 1999. Mr. Boyce's annual base salary in 1999 is $496,000, and his annual bonus is determined by the Board of Directors. However, Mr. Boyce's target bonus must equal at least 80% of his base salary as of the end of the fiscal period for which the bonus is calculated. If Mr. Boyce becomes disabled or dies during the period of his full-time employment, he, his wife if she survives him or, if she does not survive him, his estate will receive his base salary as then in effect for a period of 24 months commencing on the first day of the month immediately following the date of his disability or death and a full year's bonus at no less than his target amount. In addition, if Mr. Boyce becomes disabled and ceases to be employed by the Company, he will be entitled to receive a 24-month continuance of fringe benefits. If the Company terminates Mr. Boyce's employment or if he resigns, he will receive continuing salary payments and fringe benefits for a period of 24 months, and a full year's bonus at no less than his target amount. Such continuing salary payments will continue to be paid to Mr. Boyce's wife if she survives him or, if she does not survive him, his estate, if he dies before the payments are complete. In addition, at such time as Mr. Boyce ceases to be employed by the Company, he will receive a lump sum payment of $240,000. When Mr. Boyce ceases to be employed by the Company he will be entitled to receive a supplemental retirement benefit for three years (subject to an annual cost of living adjustment) equal to 40% of his maximum annual base salary in effect at any time during the term of his employment agreement, such payments to commence after all other salary continuation payments have been paid, and to be reduced by the $240,000 lump sum benefit described above. He will also be entitled to receive a supplement retirement benefit equal to 20% of his maximum annual base salary for the remainder of his life (subject to an annual cost of living adjustment) commencing upon completion of payment of the 40% benefit. The 20% supplemental retirement benefit referred to in the preceding sentence may under certain circumstance on Mr. Boyce's death be paid to his wife in the form of an actuarially equivalent joint and 50% surviving spouse annuity. The agreement provides for reimbursement of all medical, hospitalization, dental and similar benefits and expenses for Mr. Boyce and his wife and dependents continuing for the longer of his life or for his wife's life.

      The employment agreement with Mr. Hansen became effective on August 1, 1994. The agreement was most recently amended in December 1998 to reflect Mr. Hansen's anticipated new responsibilities as Chief Executive Officer effective April 1, 1999 upon the planned retirement of Mr. Boyce on March 31, 1999. The agreement provides for an initial term ending December 31, 2001, and for successive 12-month periods thereafter. Mr. Hansen's annual base salary for the period January 1, 1999 until March 31, 1999 is $330,000. If as anticipated Mr. Hansen serves as Chief Executive Officer upon the retirement of Mr. Boyce, then effective April 1, 1999 his annual base salary will be $440,000, subject to annual review and adjustment. His annual bonus is determined by the Board of Directors. However, Mr. Hansen's target bonus must equal at least 75% of his base salary for the period January 1, 1999 through March 31, 1999, and thereafter, if he serves as Chief Executive Officer, his target bonus must equal at least 80% of his base salary as of the end of the fiscal period for which the bonus is calculated. If Mr. Hansen becomes disabled or dies during the period of his full employment, he, his wife if she survives him or, if she does not survive him, his estate will receive his base salary as then in effect for a period of 18 months commencing on the first day of the month immediately following the date of his disability or death, and a full year's bonus at no less than his target amount. In addition, if Mr. Hansen becomes disabled and ceases to be employed by the Company, he will be entitled to receive an 18-month continuance of fringe benefits. If the Company terminates Mr. Hansen's employment or if he resigns upon the occurrence of certain events, he will receive continuing salary payments and fringe benefits for a period of 24 months, and a full year's bonus at no less than his target amount. Such continuing salary payments will continue to be paid to Mr. Hansen's wife if she survives him or, if she does not survive him, his estate, if he dies before the payments are complete. Should Mr. Hansen remain employed by the Company until at least December 31, 2002 or be receiving continuing salary payments on or after December 31, 2002, then when he ceases to be employed by the Company or when such continuing salary payments cease he will be entitled to receive a supplemental retirement benefit for three-years (subject to an annual cost of living adjustment) equal to 40% of his maximum annual base salary in effect at any time during the term of his employment agreement, such payments to commence after all other salary continuation payments have been paid. He will also be entitled to receive a supplemental retirement benefit equal to 20% of his maximum annual base salary for the remainder of his life (subject to an annual cost of living adjustment) commencing upon completion of payment of the 40% benefit. The 20% supplemental retirement benefit referred to in the preceding sentence may, under certain circumstances on Mr. Hansen's death, be paid to his wife in the form of an actuarially equivalent joint and 50% surviving spouse annuity. Mr. Hansen will be entitled to actuarially reduced supplemental retirement payments described in this paragraph if he remains employed with the Company until at least December 31, 2001. The agreement provides for reimbursement of all medical, hospitalization, dental and similar benefits and expenses for Mr. Hansen and his wife and dependents continuing for the longer of his life or for his wife's life. Reimbursements for medical expenses for Mr. Hansen will be reduced, until he attains age 59, to the extent reimbursement is available from other programs sponsored by subsequent employers.

      The employment agreement with Mr. Sayatovic became effective on March 1, 1988. The agreement was most recently amended and restated on November 22, 1996. The agreement provides for an initial three-year term, and successive 12-month periods thereafter. Mr. Sayatovic's annual base salary for 1999 is $220,000, subject to annual review and adjustment. If Mr. Sayatovic's employment is terminated by the Company, he will be entitled to receive continuing salary payments and fringe benefits for 24 months. Such payments will continue to Mr. Sayatovic's wife if she survives him or, if she does not survive him, his estate, if he dies before the payments are complete. Mr. Sayatovic will receive a bonus of not less than his target amount for the entire year in the event he becomes disabled or dies, or if his employment is terminated by the Company. The agreement provides for reimbursement of all medical, hospitalization, dental and similar benefits and expenses for Mr. Sayatovic, his wife and dependents during the term of his employment with the Company and for the longer of his life or his wife's life if he remains employed by the Company until his 55th birthday, if he dies, or if he becomes disabled while employed by the Company, or if he ceases to be employed at any time following an acquisition of the Company. Reimbursements for medical expenses for Mr. Sayatovic will be reduced until he attains age 59 to the extent reimbursement is available from other programs sponsored by subsequent employers. Also, should Mr. Sayatovic terminate his employment prior to age 55 following an acquisition of the Company, reimbursements for medical expenses will be reduced until age 55 to the extent reimbursement is available from subsequent employers.

      Each employment agreement provides for payment of the 20% golden parachute excise tax, increased for taxes due on the payment, in the event that the Internal Revenue Service determines any such taxes to be payable due to a change in control. Each employment agreement also provides for the payment of pension benefits equal to the amount each executive is entitled to receive under the SERP as currently in effect, to the extent not paid by the SERP.

COMPENSATION COMMITTEE REPORT

      The Compensation Committee of the Board of Directors of the Company reviews and approves base salary, annual management incentive compensation, and long-term incentive awards for all corporate officers and business unit presidents, with the objective of attracting and retaining individuals of the necessary quality and stature to operate the business. The Committee considers individual contributions, performance against strategic goals and directions, and industry-wide pay practices in determining the levels of base compensation for key executives. In addition, key executives participate in the annual Management Incentive Compensation Plan described below, and they receive awards under the Company's long-term incentive plan, which takes the form of a stock option plan tied directly to the market value of the Company's stock.

      The Management Incentive Compensation Plan provides for payment of annual bonuses based upon performance of the business units of the Company. Individual target bonus percentages are based on base salaries and levels of responsibility. Actual awards are set as a percentage of target based upon meeting certain quantitative performance criteria set each year in connection with the annual business planning process, and rankings assigned to certain qualitative criteria measuring performance against long-term objectives. The quantitative and qualitative components of the plan each receive a 50% weighting in determining the total bonus. Actual payouts under the plan since the Company was formed in 1988 have ranged from 60% of target to 170% of target. The Committee believes that this plan is properly leveraged relative to performance of the Company and its business units, and that the Company's performance has been excellent relative to its peer group. This performance differential is seen in the Company's operating profit margins, cash flow generation capabilities, disciplined acquisition program, and stock market performance, among other factors.

      The Committee believes that both the annual bonus plan and the long-term incentive plan align the interests of management with the shareholders and focus the attention of management on the long-term success of the Company. A significant portion of the executives' compensation is at risk, based on the financial performance of the Company and the value of the Company's stock in the marketplace.

      The Committee sets compensation of the Company's Chief Executive Officer annually based on Company performance, his performance, and prevailing market conditions, and it is then approved by the Board of Directors. Donald N. Boyce has a large personal stake in the Company through the ownership by himself, his wife, certain family trusts, and a family foundation of 586,154 shares of Common Stock of the Company. He also has options to acquire an additional 315,750 shares of Common Stock. With this sizeable ownership position, a very large percentage of Mr. Boyce's personal net worth is tied directly to the Company's performance.

      Annual bonuses paid to Mr. Boyce are based on the Company's performance and are made under the same Management Incentive Compensation Plan used for all other Company executives. Mr. Boyce's target level of bonus has been set at 80% of his base pay, and his actual bonus as a percent of target is generally set at the average percentage of target paid to the other plan participants at the various business units. For the year 1998, Mr. Boyce and the other senior executives at the corporate level received bonuses ranging from 108% to 130% of the target amount, which in Mr. Boyce's case was 110% of the target amount or 88% of his base pay. His actual bonuses are comparable to those earned by his peers for comparable performance.

      Section 162(m) of the Internal Revenue Code limits to $1 million in a taxable year the deduction publicly held companies may claim for compensation paid to executive officers, unless certain requirements are met. The Committee has reviewed this provision and has concluded that the Company is not currently impacted by Section 162(m) because compensation paid to any executive officer does not exceed $1 million. Accordingly, no changes to any of the compensation plans are contemplated at this time.

                                         William H. Luers, Chairman
                                         Neil A. Springer

                         COMMON STOCK PERFORMANCE GRAPH

      The following table compares total shareholder returns over the last five fiscal years to the Standard & Poor's (the "S&P") 500 Index, the S&P Manufacturing-Diversified Industrials Index and the Russell 2000 Index assuming the value of the investment in IDEX Common Stock and each index was $100 on December 31, 1993. Total return values for IDEX Common Stock, the S&P 500 Index, S&P Manufacturing-Diversified Industrials and the Russell 2000 Index were calculated on cumulative total return values assuming reinvestment of dividends. The shareholder return shown on the graph below is not necessarily indicative of future performance.

                                                                                       MANU - DIVERSIFIED
                                             IDEX CORP           S & P 500 INDEX          INDUSTRIALS         RUSSELL 2000 INDEX
                                             ---------           ---------------       ------------------     ------------------
'12/93'                                        100.00                 100.00                 100.00                 100.00
'12/94'                                        118.18                 101.32                 103.61                  98.18
'12/95'                                        173.74                 139.37                 145.91                 126.10
'12/96'                                        173.07                 171.35                 201.12                 146.90
'12/97'                                        230.79                 228.50                 239.50                 179.75
'12/98'                                        165.02                 293.46                 277.34                 175.19

----------------------------------------------------------------------------------------------------------------
                                                    12/93     12/94     12/95     12/96     12/97     12/98
----------------------------------------------------------------------------------------------------------------
 IDEX CORP                                         $100.00   $118.18   $173.74   $173.07   $230.79   $165.02
----------------------------------------------------------------------------------------------------------------
 S&P 500 INDEX                                      100.00    101.32    139.37    171.35    228.50    293.46
----------------------------------------------------------------------------------------------------------------
 MANU-DIVERSIFIED INDUSTRIALS                       100.00    103.61    145.91    201.12    239.50    277.34
----------------------------------------------------------------------------------------------------------------
 RUSSELL 2000 INDEX                                 100.00     98.18    126.10    146.90    179.75    175.19
----------------------------------------------------------------------------------------------------------------

                               SECURITY OWNERSHIP

      The following table furnishes information, as of December 31, 1998, with respect to the shares of Common Stock beneficially owned by (i) each director and nominee for director, (ii) each officer named in the Summary Compensation Table, (iii) directors, nominees and executive officers of the Company as a group, and (iv) any person who is known by the Company to be a beneficial owner of more than five percent of the outstanding shares of Common Stock of the Company. Except as indicated by the notes to the following table the holders listed below have sole voting power and investment power over the shares beneficially held by them. An * indicates ownership of less than one percent of the outstanding Common Stock.

                                               NUMBER OF
                                                 SHARES
           NAME AND ADDRESS OF                BENEFICIALLY
             BENEFICIAL OWNER                    OWNED         PERCENT OF CLASS
           -------------------                ------------     ----------------
Directors and Nominees
(Other than Executive Officers):
  Richard E. Heath(1)(2)                          38,560                *
  William H. Luers(2)                             34,200                *
  Clifton S. Robbins(3)                           33,750                *
  Neil A. Springer(2)                             33,750                *
  Michael T. Tokarz(3)                            45,000                *
Executive Officers:
  Donald N. Boyce(4)                             771,584              2.6
  Frank J. Hansen(5)                             102,453                *
  Wayne P. Sayatovic(6)                          377,025              1.2
  David T. Windmuller(7)                          20,650                *
  James R. Fluharty(7)                            17,093                *
Directors, Nominees and All                    1,828,271              6.1
Executive Officers as a Group
  (21 persons excluding shares
  owned by KKR Associates)(3)(8)
Other Principal Beneficial Owners:
  KKR Associates, L.P.(3)                      8,753,593             29.1
 9 West 57th Street
  New York, NY 10018
    Henry R. Kravis
     Paul E. Raether
     George R. Roberts
     Clifton S. Robbins
     Michael T. Tokarz
  Mario J. Gabelli(9)                          2,651,982              8.8
  GAMCO Investors, Inc.
  Gabelli & Company, Inc.
  655 Third Avenue
     New York, NY 10017
  Fidelity Investments(10)                     2,526,450              8.4
 82 Devonshire Street
  Boston, MA 02109

 (1) Includes 4,500 shares which are owned by various family trusts as to which Mr. Heath is a co-trustee of each trust and 310 shares which are owned by Mr. Heath's wife.

 (2) Includes for each of Messrs. Heath, Luers and Springer 33,750 shares under option which are eligible for exercise under the IDEX Corporation Stock Option Plan for Outside Directors.

 (3) Shares of Common Stock shown as owned by KKR Associates, L.P. are owned of record by two partnerships, KKR Associates, L.P. and IDEX Associates, L.P. IDEX Associates, L.P. is a limited partnership of which KKR Associates, L.P. is the sole general partner and possesses sole voting and investment power. KKR Associates, L.P. is a limited partnership of which Messrs. Kravis, Roberts, Raether, Robbins and Tokarz (each of whom is a director of the Company) and Messrs. Edward A. Gilhuly, Perry Golkin, James H. Greene, Jr., Robert I. MacDonnell, Michael W. Michelson and Scott M. Stuart are general partners. Such persons may be deemed to share beneficial ownership of the shares shown as beneficially owned by KKR Associates, L.P. All of the foregoing persons disclaim beneficial ownership of any shares of the Company listed above as beneficially owned by KKR Associates, L.P.

 (4) Includes 355,500 shares owned by Mr. Boyce's wife as to which Mrs. Boyce has sole investment power and as to which Mr. Boyce has sole voting power over 351,000 of such shares; 45,000 shares held in separate trusts as to which Mrs. Boyce is the trustee for the benefit of Mr. and Mrs. Boyce's children; 59,500 shares held by The Boyce Family Foundation; and 185,430 shares which are eligible for exercise under the Officer Option Plan.

 (5) Includes 17,905 shares which are owned directly by Mr. Hansen's wife and 84,548 shares which are eligible for exercise under the Company's Stock Option Plan for Non-Officer Key Employees and the Officer Option Plan.

 (6) Includes 45,000 shares which are owned directly by Mr. Sayatovic's wife; 6,750 shares which are owned by Mrs. Sayatovic as custodian for their children; and 77,025 shares which are eligible for exercise under the Officer Option Plan.

 (7) Includes 18,848 and 4,300 shares which are eligible for exercise under the Company's Stock Option Plan for Non-Officer Key Employees and the Officer Option Plan, for Messrs. Windmuller and Fluharty, respectively.

 (8) Includes 101,250 shares under option which are eligible for exercise under the IDEX Corporation Stock Option Plan for Outside Directors, 438,513 shares under option which are eligible for exercise under the Officer Option Plan, and 89,765 shares under option which are eligible for exercise under the Stock Option Plan for Non-Officer Key Employees.

 (9) IDEX has received a Form 13F filed by Mario J. Gabelli, GAMCO Investors, Inc. ("GAMCO") and Gabelli Fund, Inc. ("Gabelli Fund"), with respect to Common Stock owned by GAMCO, Gabelli Fund and certain other entities which Mr. Gabelli directly or indirectly controls and for which he acts as chief investment officer. IDEX has not attempted to independently verify any of the foregoing information, which is based solely upon the information contained in the Form 13F.

(10) IDEX has received a Form 13F filed by Fidelity Investments with respect to Common Stock owned by certain portfolios for which Fidelity Investments is an investment advisor on a discretionary basis. IDEX has not attempted to verify any of the foregoing information, which is based solely upon the information contained in the Form 13F.

                       PROPOSAL 2 -- APPROVAL OF AUDITORS

      The Board of Directors, upon the recommendation of the Audit Committee, has recommended the selection of Deloitte & Touche LLP as the Company's independent auditors for 1999. Representatives of Deloitte & Touche LLP will attend the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

      THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1999.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% shareholders were met during the year ended December 31, 1998.

     SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2000 ANNUAL MEETING

      A shareholder desiring to submit a proposal for inclusion in the Company's Proxy Statement for the 2000 Annual Meeting must deliver the proposal so that it is received by the Company no later than October 8, 1999. The Company requests that all such proposals be addressed to Frank J. Notaro, Vice
President -- General Counsel and Secretary, IDEX Corporation, 630 Dundee Road, Suite 400, Northbrook, Illinois 60062, and mailed by certified mail, return receipt requested. In addition, the Company's By-Laws require that notice of shareholder nominations for directors and related information be received by the Secretary of the Company not later than 60 days before the anniversary of the 1999 Annual Meeting which, for the 2000 Annual Meeting, will be January 24, 2000.

                                 OTHER BUSINESS

      The Board of Directors does not know of any business to be brought before the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if any other matters are properly presented for action, it is the intention of each person named in the accompanying proxy to vote said proxy in accordance with his judgment on such matters.

                                         By Order of the Board of Directors,

                                         FRANK J. NOTARO
                                         Vice President -- General Counsel
                                         and Secretary

February 5, 1999
Northbrook, Illinois

      A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, INCLUDING THE FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED BY SHAREHOLDERS WITHOUT CHARGE BY SENDING A WRITTEN REQUEST THEREFOR TO WAYNE P. SAYATOVIC, SENIOR VICE PRESIDENT -- FINANCE AND CHIEF FINANCIAL OFFICER, IDEX CORPORATION, 630 DUNDEE ROAD, SUITE 400, NORTHBROOK, ILLINOIS 60062.

                                IDEX CORPORATION
                                 630 DUNDEE ROAD
                           NORTHBROOK, ILLINOIS 60062

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Donald N. Boyce, Frank J. Notaro, Clifton S. Robbins and Michael T. Tokarz and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated below, all the shares of common stock of IDEX Corporation held of record by the undersigned on February 3, 1999, at the Annual Meeting of shareholders to be held on March 23, 1999, or at any adjournment thereof.

               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

                   (Continued and to be signed on other side)

                                   IDEX CORP
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. //

[                                                                              ]

                                                       FOR      WITHHOLD
                                                       ALL         ALL      FOR ALL (Except Nominee(s) written below
1. ELECTION OF DIRECTORS --
   Class I: Donald N. Boyce, Richard E. Heath,          //         //         //
   Henry R. Kravis.
                                                                                ----------------------------------------------------
2. Approval of Deloitte & Touche LLP as auditors
   of the Company.                                     FOR      AGAINST     ABSTAIN

                                                        //         //        // 3. In their discretion, the Proxies are
                                                                                   authorized to vote upon such other business as
                                                                                   may properly come before the meeting.

                                                                                This proxy when properly executed will be voted in
                                                                                the manner directed herein by the undersigned
                                                                                stockholder. If no direction is made, this proxy
                                                                                will be voted FOR Proposals 1 and 2.

                                                                                Please sign exactly as name appears below. When
                                                                                shares are held by joint tenants, both should sign.
                                                                                When signing as attorney, as executor,
                                                                                administrator, trustee or guardian, please give full
                                                                                title as such. If a corporation, please sign in full
                                                                                corporate name by President or other authorized
                                                                                officer. If a partnership please sign in partnership
                                                                                name by authorized person.

                                                                                                Dated:                        , 1999
                                                                                                      ------------------------

                                                                                ----------------------------------------------------
                                                                                Signature
                                                                                ----------------------------------------------------
                                                                                Signature if held jointly


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                            YOUR VOTE IS IMPORTANT!

               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.